EXHIBIT 23.1

 CONSENT OF PKF, CERTIFIED PUBLIC ACCOUNTANTS, A PROFESSIONAL CORPORATION


     We hereby consent to the incorporation by reference in the Registration Statements of Aura Systems, Inc. on Form S-3 (File Nos. 333-1315, 33-75160, 333-41509, 333-46773 and 333-57824) and Form S-8 (File No. 33-66982) of our
report dated June 12, 2000, on our audit of the consolidated financial statements of Aura Systems, Inc. for the year ended February 29, 2000 which report appears in the Form 10-K of Aura Systems, Inc. for the fiscal year ended February 28, 2002.


  /s/
PKF, CERTIFIED PUBLIC ACCOUNTANTS, A PROFESSIONAL CORPORATION
Los Angeles, California
May 24, 2002